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                                                                      Exhibit 23
                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements of Jo-Ann Stores, Inc. listed below of our report dated March 8, 2004, with respect to the consolidated financial statements and schedule of Jo-Ann Stores, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 2004.


      Registration
Form  Number
----  ------------
S-4   333-80763   10 3/8% Senior Subordinated Notes Due 2007
S-4   333-105379  Registration of Common Shares
S-8   033-60177   1994 Executive Incentive Plan
S-8   333-10093   1994 Executive Incentive Plan
S-8   333-72445   1998 Incentive Compensation Plan
S-8   333-11653   Employees' Savings and Profit-Sharing Plan
S-8   033-60179   1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8   333-10087   1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8   333-10091   1996 Stock Option Plan for Non-Employee Directors
S-8   333-55278   Nonqualified Stock Option Awards to Certain Employees
S-8   333-55280   Jo-Ann Stores, Inc. Savings Plan 401(k)


                                      /s/ Ernst & Young LLP


Cleveland, Ohio
April 13, 2004